SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-A

                               Fone America, Inc.
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             (Exact name of registrant as specified in its charter)


        Nevada                                                 91-1355620
-----------------------                                  -----------------------
(State of incorporation                                  (I.R.S. Employer
  or organization)                                           Identification No.)

12323 SW 66th Avenue
Portland, Oregon                                                 97223
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(Address of Principal                                         (Zip Code)
  Executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


Securities to be registered to Section 12(g) of the Act:

                                  Common Stock
                                ----------------
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered

       Reference is made to the caption "Description of Securities" in the Registration Statement on Form SB-2 (Registration No. 33-80786-LA as filed with the Securities and Exchange Commission (the "Commission") by the Registrant on February 7, 1997, which is filed as Exhibit 4.3 hereto (the "Registration Statement"). A description of the securities being registered will be included in the final Prospectus to be filed with the Commission under Rule 424(b) under the caption "Description of Securities," and such description shall be deemed incorporated by reference into this Registration Statement.

Item 2.           Exhibits

       Except as otherwise indicated, the following exhibits are incorporated by reference to the exhibits with the same numbers in the Registration Statement:

Exhibit Number    Document

*        3.0      Articles of Incorporation and Bylaws
*        4.3      Specimen Common Stock Certificate
**       5.1      Opinion of Davis Wright Tremaine as to the legality of the securities being registered.
*        10.1     Sales Agency Agreement
*        10.2     Master Lease Agreement
**       10.3     Jongsma and Grabowski Restricted Stock Bonus Agreement
*        10.4     Registration Rights and Standstill Agreement governing certain current shareholders
*        10.5     Shapiro and Walters Registration Rights Agreement
*        10.6     Klemen Loan Agreement
*        10.7     Trust Agreement - LEI/DAT/Fone
*        10.9A    Employment Agreement for Joseph
*        10.9B    Employment Agreement for Forney
***      24.1     Consent of Isler & Co., L.L.C.
**       24.2     Consent of Davis Wright Tremaine - See Exhibit 5.1
*        99       Reorganization Plan
*        99.1     Letter describing procedure for accepting offer
*        99.2     Company's Disclosure Statement filed with Bankruptcy Court


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*        Filed on January 27, 1996 and incorporated by reference.
**       Filed on July 19, 1996 and incorporated herewith.
***      Filed herewith.

                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                  FONE AMERICA, INC.
                                                  ------------------
                                                      Registrant


                                                  By:/s/ Peter H. Jacobs
                                                     -------------------
                                                     Peter H. Jacobs
                                                     President and
                                                     Chief Executive Officer


Dated:  February 25, 1997
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